MAYTAG CORPORATION

                                Exhibit 4(k)

Third Amendment to Credit Agreement dated as of July 10, 1997 among Registrant, the banks Party Hereto and Bank of Montreal, Chicago Branch as Agent and Royal Bank of Canada as Co-Agent.







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                              THIRD AMENDMENT TO CREDIT AGREEMENT

    This Third Amendment to Credit Agreement ("the Amendment") dated as of
June 10, 1997 by and among Maytag Corporation ("the Borrower"), the Banks listed below, and Bank of Montreal as Agent;

                                  W I T N E S S E T H:

    WHEREAS, the Borrower, the Banks, the Co-Agent and the Agent have heretofore executed and delivered a Credit Agreement dated as of July 28, 1995 (as amended through the Second Amendment thereto dated as of July 1, 1996, the "Credit Agreement"); and

    WHEREAS, the Borrower, the Banks and the Agent desire to amend the Credit Agreement to revise the definition of Consolidated Net Worth and to make certain other changes as set forth herein;

    NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the Borrower, the Banks and the Agent hereby agree as follows:

    1. The definitions of "Consolidated Net Worth" and "Wholly-Owned" contained in Section 5 of the Credit Agreement are hereby amended in their entirety to read as follows:

          "Consolidated Net Worth" means the aggregate amount of the Borrower s and its Subsidiaries shareholders equity and minority interests as determined from the consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP; provided, however, that Consolidated Net Worth shall not be increased or reduced on account of foreign currency translations.

          "Wholly-Owned" when used in connection with any Subsidiary of the Borrower means a Subsidiary of which all of the issued and outstanding shares of stock (other than directors qualifying shares as required by law) or other equity interests are owned by the Borrower and/or one or more of its Wholly-Owned Subsidiaries.

    2. Section 6.2 of the Credit Agreement is hereby amended in its entirety to read as follows:

          Section 6.2. "Subsidiaries." As of the date hereof, the only Subsidiaries of the Borrower are designated in Exhibit B hereto; each Subsidiary is duly organized and validly existing in good standing under the laws of the jurisdiction in which it was incorporated or organized, as the case may be, has full and adequate power to carry on its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary, except where the


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     failure to be so licensed or qualified and in good standing would not have a material adverse effect on the financial condition or Property, business or operations of the Borrower and the Consolidated Subsidiaries taken as a whole. Exhibit B hereto, as from time to time updated pursuant to Section 8.5(e), correctly sets forth, as to each Subsidiary required to be listed thereon, whether or not it is a Consolidated Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Borrower and the Subsidiaries and, if such percentage is not 100% (excluding directors qualifying shares as required by law or nominal ownership by other shareholders required by local law for a non-U.S. Subsidiary), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the issued and outstanding shares of capital stock and other equity interests of each Subsidiary which are owned by the Borrower or a Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated in Exhibit B as owned by the Borrower or a Subsidiary are owned, beneficially and of record, by the Borrower or such Subsidiary, free of any Lien.

    3. Section 8.1 of the Credit Agreement is hereby amended by deleting the word "corporate" appearing in the second line thereof.

    4. Section 8.8 of the Credit Agreement is hereby amended by (i) deleting the "." appearing at the end thereof and inserting in its place ";and" and
(ii) inserting new subsection (d) immediately after subsection (c) as follows:

          (d) except as permitted in subsection (c) hereof, will not dissolve or liquidate any Consolidated Subsidiary unless all of the assets (minus, in the case of a liquidation or dissolution of a Consolidated Subsidiary that is not a Wholly-Owned Subsidiary, the assets allocable to other Persons holding an interest in such Consolidated Subsidiary) of such dissolved or liquidated Consolidated Subsidiary are concurrently transferred to the Borrower or a Wholly-Owned Subsidiary.

    5. The Borrower represents and warrants to each Bank that (a) each of the representations and warranties set forth in Section 6 of the Credit Agreement, as amended hereby, is true and correct on and as of the date of this Amendment (except that any such representation or warranty that expressly relates solely to an earlier date need only be true and correct as of such date) as if made on and as of the date of this Amendment and as if each reference therein to the


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Credit Agreement referred to the Credit Agreement as amended hereby, (b) no
Default or Event of Default has occurred and is continuing and (c) without limiting the effect of the foregoing, the Borrower s execution, delivery and performance of this Amendment has been duly authorized, and this Amendment has been executed and delivered by a duly authorized officer of the Borrower.

    6. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed shall be an original but all of which shall constitute one and the same instrument. This Amendment shall become effective on the date hereof upon the Agent's receipt of counterparts hereof executed by the Borrower and the Required Banks. Except as specifically amended and modified hereby, all of the terms and conditions of the Credit Agreement shall remain unchanged and in full force and effect. No reference to this Amendment need be made in any document making reference to the Credit Agreement, any such reference to the Credit Agreement (including any such reference herein, unless the context otherwise requires) to be deemed to be a reference to the Credit Agreement as amended hereby. All capitalized terms used herein without definition shall have the same meanings herein as they have in the Credit Agreement. This Amendment shall be construed and governed by and in accordance with the laws of the State of Illinois.

    Dated as of the date first above written.


                                       MAYTAG CORPORATION


                                       By  s/s David Urbani


                                       Name  David Urbani


                                       Title  Vice President & Treasurer





                                            BANK OF MONTREAL, CHICAGO BRANCH,
                                       in its individual capacity as a Bank
                                       and as Agent


                                       By  s/s Mary V. Roney


                                       Name  Mary V. Roney


                                       Title  Director


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                                       ROYAL BANK OF CANADA, in its individual
                                       capacity as a Bank and as Co-Agent


                                        By  s/s Molly Drennan


                                        Name  Molly Drennan


                                        Title  Senior Manager Corporate Banking




                                        THE FIRST NATIONAL BANK OF CHICAGO


                                        By  s/s Jason D. White


                                        Name  Jason D. White


                                        Title  Corporate Banking Officier





                                        THE FUJI BANK, LIMITED


                                         By  s/s Peter L. Chinnici


                                         Name  Peter L. Chinnici


                                         Title  Joint General Manager













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                                         KEYBANK NATIONAL ASSOCIATION


                                         By  s/s Frank J. Jancar


                                         Name  Frank J. Jancar


                                         Title  Vice President





                                         PNC BANK, NATIONAL ASSOCIATION



                                         By  s/s Gregory T. Gaschler


                                         Name  Gregory T. Gaschler


                                         Title  Vice President





                                         THE SUMITOMO BANK, LIMITED, CHICAGO
                                             BRANCH


                                         By  s/s  John H. Kemper


                                         Name  John Kemper


                                         Title  Sr. Vice President


















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                                         WESTDEUTSCHE LANDESBANK
                                             GIROZENTRALE, NEW YORK BRANCH


                                         By  s/s  S. Battinelli


                                         Name   Salvatore Battinelli


                                         Title  Vice President Credit Department




                                         By  s/s C. Ruhland


                                         Name  Catherine Ruhland


                                         Title  Vice President





                                         MERCANTILE BANK OF ST. LOUIS, N.A.


                                          By  s/s Joseph L. Sooter, Jr.


                                          Name  Joseph L. Sooter, Jr


                                          Title  Vice President






                                          FIRST AMERICAN NATIONAL BANK


                                          By  s/s  Kathryn A. Brothers


                                          Name   Kathryn A. Brothers


                                          Title  Vice President





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                                          INSTITUTO BANCARIO SAN PAOLO DI TORINO
                                             SPA


                                          By


                                          Name


                                          Title
















































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